UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2006

ADVANCED MAGNETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 498-3300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2006, Advanced Magnetics, Inc., or the Company, announced the offer and sale of 2,103,000 shares of the Company’s common stock, $.01 par value per share, at a public offering price of $62.00 per share. The Company estimates that the net proceeds from the financing will be approximately $122.9 million after deducting estimated costs associated with the offering. The Company also granted the underwriters an option to purchase an additional 315,450 shares to cover over-allotments, if any.

The shares were issued pursuant to the Company’s existing shelf registration statement on Form S-3 and a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

The Company’s common stock is listed on the NASDAQ Global Market under the symbol “AMAG.”

For more information, see the Company’s press release, dated December 7, 2006, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

1.1
Underwriting Agreement dated as of December 7, 2006, by and between Advanced Magnetics, Inc. and Morgan Stanley & Co. Incorporated as representative of the several underwriters named in Schedule II thereto.

99.1	Press release dated December 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Joseph L. Farmer
Name: Joseph L. Farmer
Title: General Counsel and Vice President of Legal Affairs

Date: December 8, 2006

EXHIBIT INDEX

1.1
Underwriting Agreement dated as of December 7, 2006, by and between Advanced Magnetics, Inc. and Morgan Stanley & Co. Incorporated as representative of the several underwriters named in Schedule II thereto.

99.1	Press release dated December 7, 2006.